Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2006 Incentive Award Plan of Transcept Pharmaceuticals, Inc. of our reports dated March 12, 2013, with respect to the consolidated financial statements of Transcept Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting of Transcept Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/Ernst & Young LLP

Redwood City, California
March 12, 2013